Exhibit 99.1

Planar Announces Fiscal Second Quarter 2011 Financial Results

Company reports 21 percent year over year revenue growth driven by Digital Signage product sales

BEAVERTON, Ore. – May 3, 2011 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $48.0 million and approximately breakeven GAAP income/loss per share in its second fiscal quarter ended April 1, 2011. On a Non-GAAP basis (see reconciliation table), income per share was $0.07 in the second quarter of fiscal 2011.

“I am very pleased with our financial results this quarter as both revenue and earnings came in above our expectations,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “We experienced very strong sales of our digital signage products, especially LCD Video Wall systems. Digital signage market opportunities will continue to be an area of emphasis for us as we look for more growth in the future.”

SECOND QUARTER BUSINESS HIGHLIGHTS

•	Organic year-over-year growth in Sales and Non-GAAP gross profit margin percentage for the second quarter were the highest levels in any quarter reported over the past eight years

•	Revenue growth occurred in all regions compared with the second quarter of last year, with Americas up 14%, EMEA up 24% and Asia Pacific up 76%

•

Sales of digital signage products totaled $11.4 million, and represented 24% of total revenue and 68% growth compared with the previous year, led by sales of Clarity Matrix (LCD Video Walls) which increased 141%

•

Rear Projection Video Wall Cube sales grew 47% compared with the second quarter of last year, helped primarily by increased global spending on new LED light source cube products, particularly in Australia, Russia, China, France, Oman and India

•	Announced several new products aimed at the digital signage market:

•

55” version of the Clarity Matrix LCD Video Wall System featuring full 1080p resolution, LED backlighting, 5.7mm image-to-image gap, and continuing the Matrix Product Line industry-leading design (including an ADA compliant thin profile with a mere 3.6” depth)

•	Outdoor Digital Signage Modules, LC32 and LC46 Series

•	Indoor Digital Signage Display, LB3251WHW

•	Multi-Touch Zero Bezel LCD Monitor, PT2285PW

•	82” slim LCD Display, d82L

•

Announced the Clarity MegaPixel Video Wall product, an ultra-high resolution (up to 5,750 × 2,160 pixels) large format display (100” or 146” in diagonal) for use in a number of applications including collaboration and simulation

•

Entered into a strategic alliance with Unistructures, Inc. (announced earlier today) to offer products and solutions for outdoor digital signage menu boards and related displays and enclosures for the potentially large emerging Quick Serve Restaurant (QSR) market

SECOND QUARTER FISCAL 2011 RESULTS

The Company’s total sales for the second quarter of fiscal 2011 increased 21 percent compared with the same period a year ago. The increase was primarily driven by rising sales of digital signage products, rear projection video wall cubes and touch monitors, partially offset by declining sales of high-end home products.

The Company’s consolidated gross margins (on a Non-GAAP basis) were 29.2 percent in the second quarter of 2011 up from 23.7 percent compared with the second quarter of 2010 (see reconciliation table). The increase in gross margin, as a percent of sales, from the previous year was primarily due to a more favorable product mix, driven by increased sales of higher margin products including digital signage displays, rear projection cubes, and touch monitors. In addition, gross margins were favorably impacted by better absorption of fixed labor and overhead expenses and reduced inventory obsolescence charges when compared to the second quarter of 2010. Total operating expenses (on a Non-GAAP basis) for the second quarter of 2011 increased approximately $0.5 million to $12.7 million compared with the same quarter a year ago, primarily driven by increased sales and marketing expenses. The Company has continued to add sales and marketing resources over the past 18 months in an effort to increase the Company’s go-to-market capabilities, particularly aimed at driving future revenue growth in digital signage opportunities.

The Company’s cash balance was $27.6 million at the end of the second quarter, with no debt, a decline of $4.2 million from the end of the first quarter. The cash decline was caused by growth in receivables as a result of strong sequential revenue growth and also due to increases in inventory to support upcoming product launches and increased revenue opportunities.

BUSINESS OUTLOOK

Looking forward, the Company believes that it can continue to increase year-over-year revenues over the next several years, with most of the growth expected from a variety of digital signage opportunities. As such, the Company plans to continue to add resources, primarily in sales and marketing to help drive this growth. The Company has already seen strong growth and adoption of its Clarity Matrix LCD digital signage video wall system for use in retail, sports arenas, airports, and other venues where large format digital signage is required. While many of these, and other digital signage opportunities the Company is pursuing, represent multi-million dollar projects, predicting the timing of the initial roll-out and timeframe to complete the projects will be difficult and could cause the Company’s revenue growth rates and profitability to fluctuate from quarter to quarter.

More specifically, the Company currently expects to see annual revenue growth in excess of 10 percent for next fiscal year (fiscal 2012), with an increasing percent of total revenue derived from sales of digital signage products. However, profitability is more difficult to predict in fiscal 2012 as the Company ramps its spending directed at fueling these higher levels of revenue growth. In addition, the Company expects to use $5 to $7 million of its current cash balance to fund working capital requirements associated with projected revenue growth over the course of the next year. In the short-term, the Company currently anticipates revenue in the range of $46-48 million and Non-GAAP income between $0.00 and $0.02 per share for the third quarter of 2011.

Results of operations and the business outlook will be discussed in a conference call today, May 3, 2011, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until June 3, 2011. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, retailers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue, EBITDA, and Non-GAAP income for the third quarter of fiscal 2011, fiscal 2011, and fiscal 2012 and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of the recent earthquakes and tsunami in Japan; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.5868 pippa.edelen@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	April 1, 2011	Mar. 26, 2010	April 1, 2011	Mar. 26, 2010
Sales	$47,957	$39,732	$89,720	$82,736
Cost of Sales	33,972	30,351	64,077	63,463

Gross Profit	13,985	9,381	25,643	19,273

Operating Expenses:
Research and development, net	2,423	2,732	5,187	5,036
Sales and marketing	6,502	5,875	11,997	11,098
General and administrative	4,211	4,005	8,439	8,380
Amortization of intangible assets	512	622	1,024	1,244
Impairment and restructuring charges	—	—	—	3,388

Total Operating Expenses	13,648	13,234	26,647	29,146

Income (Loss) from operations	337	(3,853)	(1,004)	(9,873)

Non-operating income (expense):
Interest, net	16	(5)	14	(10)
Foreign exchange, net	(694)	743	(622)	1,224
Other, net	164	57	232	11

Net non-operating income (expense)	(514)	795	(376)	1,225

Income (loss) before taxes	(177)	(3,058)	(1,380)	(8,648)
Provision (benefit) for income taxes	(81)	534	19	(2,340)

Net Income (loss)	$(96)	$(3,592)	$(1,399)	$(6,308)

Net Income (loss) per share - basic and diluted	($0.00)	($0.19)	($0.07)	($0.34)
Weighted average shares outstanding - basic and diluted	19,365	18,925	19,293	18,807

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	April 1, 2011	Sept. 24, 2010
ASSETS
Cash	$27,629	$31,709
Accounts receivable, net	25,795	27,010
Inventories	41,060	33,397
Other current assets	4,786	3,924

Total current assets	99,270	96,040

Property, plant and equipment, net	4,526	5,347
Intangible assets, net	2,229	3,253
Other assets	4,419	3,794

	$110,444	$108,434

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	19,773	16,130
Current portion of capital leases	—	4
Deferred revenue	1,946	1,611
Other current liabilities	17,282	19,800

Total current liabilities	39,001	37,545

Other long-term liabilities	5,763	5,513

Total liabilities	44,764	43,058

Common stock	181,342	180,289
Retained earnings (deficit)	(114,499)	(112,886)
Accumulated other comprehensive loss	(1,163)	(2,027)

Total shareholders’ equity	65,680	65,376

	$110,444	$108,434

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	April 1, 2011	Mar. 26, 2010
Gross Profit:
GAAP Gross Profit	13,985	9,381

Share-based Compensation	13	32

Total Non-GAAP adjustments	13	32

NON-GAAP GROSS PROFIT	13,998	9,413

NON-GAAP GROSS PROFIT PERCENTAGE	29.2%	23.7%

Research and Development:
GAAP research and development expense	2,423	2,732

Share-based Compensation	(52)	(58)

Total Non-GAAP adjustments	(52)	(58)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,371	2,674

Sales and Marketing:
GAAP sales and marketing expense	6,502	5,875

Share-based Compensation	(113)	(141)

Total Non-GAAP adjustments	(113)	(141)

NON-GAAP SALES AND MARKETING EXPENSE	6,389	5,734

General and Administrative:
GAAP General and Administrative Expense	4,211	4,005
Share-based Compensation	(247)	(207)

Total Non-GAAP adjustments	(247)	(207)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,964	3,798

Operating Expenses:
GAAP Total Operating Expenses	13,648	13,234
Share-based Compensation	(412)	(406)
Amortization of intangible assets	(512)	(622)

Total Non-GAAP adjustments	(924)	(1,028)

NON-GAAP TOTAL OPERATING EXPENSES	12,724	12,206

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	April 1, 2011	Mar. 26, 2010
Income (Loss) from Operations:
GAAP income (loss) from operations	337	(3,853)
Share-based Compensation	425	438
Amortization of intangible assets	512	622

Total Non-GAAP adjustments	937	1,060

NON-GAAP INCOME (LOSS) FROM OPERATIONS	1,274	(2,793)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(177)	(3,058)
Share-based Compensation	425	438
Amortization of intangible assets	512	622
Foreign Exchange, net	694	(743)

Total Non-GAAP adjustments	1,631	317

NON-GAAP INCOME (LOSS) BEFORE TAXES	1,454	(2,741)

Depreciation	522	734

NON-GAAP EBITDA	1,976	(2,007)

Net Income (Loss):
GAAP Net Income (loss)	(96)	(3,592)
Share-based Compensation	425	438
Amortization of intangible assets	512	622
Foreign Exchange, net	694	(743)
Income tax effect of reconciling items	(228)	1,562

Total Non-GAAP adjustments	1,403	1,879

NON-GAAP NET INCOME (LOSS)	1,307	(1,713)

GAAP weighted average shares outstanding—basic	19,365	18,925
NON-GAAP weighted average shares outstanding—diluted	19,689	18,925

GAAP Net Income (Loss) per share - basic	($0.00)	($0.19)
Non-GAAP adjustments detailed above	0.07	0.10
NON-GAAP NET INCOME PER SHARE (basic)	$0.07	($0.09)

GAAP Net Income (Loss) per share - diluted	($0.00)	($0.19)
Non-GAAP adjustments detailed above	0.07	0.10
NON-GAAP NET INCOME PER SHARE (diluted)	$0.07	($0.09)

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the six months ended
	April 1, 2011	Mar. 26, 2010
Gross Profit:
GAAP Gross Profit	25,643	19,273

Share-based Compensation	30	108

Total Non-GAAP adjustments	30	108

NON-GAAP GROSS PROFIT	25,673	19,381

NON-GAAP GROSS PROFIT PERCENTAGE	28.6%	23.4%

Research and Development:
GAAP research and development expense	5,187	5,036

Share-based Compensation	(103)	(130)

Total Non-GAAP adjustments	(103)	(130)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	5,084	4,906

Sales and Marketing:
GAAP sales and marketing expense	11,997	11,098

Share-based Compensation	(232)	(304)

Total Non-GAAP adjustments	(232)	(304)

NON-GAAP SALES AND MARKETING EXPENSE	11,765	10,794

General and Administrative:
GAAP General and Administrative Expense	8,439	8,380
Share-based Compensation	(524)	(398)

Total Non-GAAP adjustments	(524)	(398)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	7,915	7,982

Operating Expenses:
GAAP Total Operating Expenses	26,647	29,146
Share-based Compensation	(859)	(832)
Amortization of intangible assets	(1,024)	(1,244)
Impairment and restructuring charges	—	(3,388)

Total Non-GAAP adjustments	(1,883)	(5,464)

NON-GAAP TOTAL OPERATING EXPENSES	24,764	23,682

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the six months ended
	April 1, 2011	Mar. 26, 2010
Income (Loss) from Operations:
GAAP income (loss) from operations	(1,004)	(9,873)
Share-based Compensation	889	940
Amortization of intangible assets	1,024	1,244
Impairment and restructuring charges	—	3,388

Total Non-GAAP adjustments	1,913	5,572

NON-GAAP INCOME (LOSS) FROM OPERATIONS	909	(4,301)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(1,380)	(8,648)
Share-based Compensation	889	940
Amortization of intangible assets	1,024	1,244
Impairment and restructuring charges	—	3,388
Foreign Exchange, net	622	(1,224)

Total Non-GAAP adjustments	2,535	4,348

NON-GAAP INCOME (LOSS) BEFORE TAXES	1,155	(4,300)

Depreciation	1,075	1,590

NON-GAAP EBITDA	2,230	(2,710)

Income (loss) from continuing operations:
GAAP net income (loss)	(1,399)	(6,308)
Share-based Compensation	889	940
Amortization of intangible assets	1,024	1,244
Impairment and restructuring charges	—	3,388
Foreign Exchange, net	622	(1,224)
Income tax effect of reconciling items	(98)	(728)

Total Non-GAAP adjustments	2,437	3,620

NON-GAAP NET INCOME (LOSS)	1,038	(2,688)

GAAP weighted average shares outstanding—basic	19,293	18,807
NON-GAAP weighted average shares outstanding—diluted	19,580	18,807

GAAP Net Income (Loss) per share - basic	($0.07)	($0.34)
Non-GAAP adjustments detailed above	0.12	$0.20
NON-GAAP NET INCOME (LOSS) PER SHARE (basic)	$0.05	($0.14)

GAAP Net Income (Loss) per share - diluted	($0.07)	($0.34)
Non-GAAP adjustments detailed above	0.12	$0.20
NON-GAAP NET INCOME (LOSS) PER SHARE (diluted)	$0.05	($0.14)